                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CONSUMERS U.S., INC.

It is hereby certified that:

     1. The name of the corporation hereinafter called (the "Corporation") is CONSUMERS U.S., INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

     The total number of shares of stock which the Corporation shall have authority to issue is TWENTY MILLION (20,000,000). The par value of the shares shall be $0.01 par value per share.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on October 9, 1997.

                                        CONSUMERS U.S., INC.



                                        By: /s/ C. Kent May
                                            -------------------------
                                            C. Kent May, Secretary